Exhibit 99.1

August 4, 2010	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners to Participate in
Bank of America Merrill Lynch Bakken Day

    TULSA, Okla. – Aug. 4, 2010 -- ONEOK Partners, L.P. (NYSE: OKS) will participate in the Bank of America Merrill Lynch Bakken Day on Wednesday, Aug. 11, 2010, in Minot, N.D.

    Terry K. Spencer, ONEOK Partners chief operating officer, will present.

    Presentation slides will be posted on ONEOK Partners’ website, www.oneokpartners.com, at 5 p.m. Eastern Daylight Time (4 p.m. Central Daylight Time) on Aug. 11, 2010.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the partnership. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web site at www.oneokpartners.com. OKS-FV

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